EXHIBIT 11.

                                 ENDOCARE, INC.
                        CALCULATION OF EARNINGS PER SHARE


                                                 Three Months Ended
                                                   March 31, 1997
                                                 ------------------

Net loss                                            $   (739,454)
                                                   ==============

Weighted average number of common
shares outstanding during the period                    7,439,048
                                                        =========

Primary net loss per share                                $ (.10)
                                                         ========

Fully diluted net loss per share                          $ (.10)
                                                         ========










        The effect of potential exercise of common stock options and warrants is not included in these calculations because such effect would be anti-dilutive.



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